Exhibit 99.1

November 19, 2003

Tetra Tech Reports Fourth Quarter and Fiscal Year 2003 Results

Fourth Quarter Diluted Earnings Per Share 28 Cents, up 115%

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the fourth quarter and fiscal year ended September 28, 2003.  Gross revenue for the fourth quarter was $340.0 million, up 36.6% over gross revenue of $248.9 million for the same quarter last year.  Net revenue for the quarter was $255.1 million, increasing 32.7% from $192.3 million for the same quarter last year.  Operating income for the fourth quarter was $29.1 million, or 89.0% more than the $15.4 million for the same period last year.  Net income increased 119.6% to $15.7 million compared to $7.2 million for the same period last year.  Diluted earnings per share were 28 cents compared to 13 cents for the same period last year, a 115% increase.

Gross revenue for fiscal 2003 was $1.132 billion, up 17.2% from $966.2 million for fiscal 2002.  Net revenue for fiscal year 2003 was $860.8 million, an increase of 16.2% over net revenue of $740.7 million for fiscal 2002.  Operating income for fiscal 2003 was $93.2 million, or 54.2% more than the $60.4 million for fiscal 2002.  Income before the cumulative effect of accounting change was $50.1 million, up 57.0% from $31.9 million for the same period last year.  Net loss for fiscal 2003, as a result of the cumulative effect of accounting change of $114.7 million that is further described below, was $64.6 million, compared to net income of $31.9 million in fiscal 2002.  Diluted earnings per share before the cumulative effect of accounting change for fiscal 2003 were 90 cents, an increase of 55% compared to the 58 cents last year.

	Fourth Quarter Ended		Fiscal Year Ended
	Sept. 28, 2003	Sept. 29, 2002	Sept. 28, 2003	Sept. 29, 2002
Gross Revenue	$339,950	$248,896	$1,132,050	$966,223
Net Revenue	255,128	192,317	860,772	740,715
Income from Operations	29,141	15,416	93,152	60,421
Income Before Cumulative Effect of Accounting Change	15,734	7,165	50,109	31,910
Net Income/(Loss)	15,734	7,165	(64,560)	31,910
EPS Before Cumulative Effect of Accounting Change:
Basic	0.29	0.13	0.94	0.60
Diluted	0.28	0.13	0.90	0.58
Basic Shares Outstanding	53,914	53,271	53,531	52,760
Diluted Shares Outstanding	56,616	54,964	55,782	55,086

Cumulative Effect of Accounting Change

On September 30, 2002, Tetra Tech adopted Financial Accounting Standards Board Statement No. 142, Goodwill and Other Intangible Assets (“SFAS 142”).  As a result of performing the required steps of SFAS 142, Tetra Tech wrote off 100% of the goodwill related to the historical Communications segment during the second quarter of fiscal 2003.  This write-off is presented as a cumulative effect of accounting change outside of income from operations.

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of corporate transactions that may be completed after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted earnings per share for the first quarter of fiscal 2004 to be approximately 22 cents to 24 cents.  Net revenue for the first quarter is expected to range from approximately $220 million to $235 million.  For the fiscal year, Tetra Tech expects diluted earnings per share to range from approximately $1.09 to $1.14, and net revenue to range from approximately $950 million to $1.06 billion.

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the fourth quarter results through a link posted on the Company’s web site at www.tetratech.com on November 20, 2003 at 8:00 a.m. (PT)

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering and technical services.  With more than 8,000 associates located in the United States and internationally, the Company supports commercial and government clients in the areas of resource management and infrastructure.  Tetra Tech’s services include research and development, applied science and technology, engineering design, construction management, and operations and maintenance.

CONTACT: Li-San Hwang, CEO or Mike Bieber, Investor Relations (626) 351-4664

This news release contains forward-looking-statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties.  Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements.  Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  acquisition strategy risks; fluctuations in quarterly operating results and stock price; the impact of downturns in the financial markets on clients; management of growth strategy; credit risks associated with commercial clients; the consolidation of client base; loss of key personnel or the inability to attract and retain qualified personnel; changes in existing laws and regulations; concentration of revenues from agencies of the Federal government and reductions in spending by these agencies; audit of contracts with governmental agencies; losses under fixed-price contracts or termination of contracts at the client’s discretion; backlog cancellation or adjustment; inability to find qualified subcontractors; competition; risks of professional and other liabilities; conflict of interest issues; and foreign currency fluctuations.  The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Tetra Tech’s most recent reports on Form 10-Q and Form 10-K, each as it may be amended from time to time.  Tetra Tech’s results of operations for the fiscal quarter and year ended September 28, 2003 are not necessarily indicative of Tetra Tech’s operating results for any future periods.  Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change.  Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year.  Such information speaks only as of the date of this release.

TETRA TECH, INC.

STATEMENT OF OPERATING INFORMATION

(in thousands, except per share data)

	QUARTER ENDED			TWELVE MONTHS ENDED
	SEPT 28,2003	SEPT 29,2002	% CHANGE	SEPT 28,2003	SEPT 29,2002	% CHANGE
	(UNAUDITED)	(UNAUDITED)		(UNAUDITED)

Gross Revenue	$339,950	$248,896	36.6	$1,132,050	$966,223	17.2
Subcontractor Costs	84,822	56,579	49.9	271,278	225,508	20.3
Net Revenue	255,128	192,317	32.7	860,772	740,715	16.2

Cost of Net Revenue	203,788	150,718	35.2	680,158	582,153	16.8
Gross Profit	51,340	41,599	23.4	180,614	158,562	13.9

Selling, General and Administrative Expenses	21,636	23,354	-7.4	86,176	87,330	-1.3
Amortization of Intangibles	563	2,829	-80.1	1,286	10,811	-88.1
Income from Operations	29,141	15,416	89.0	93,152	60,421	54.2

Interest Expense	3,138	2,236	40.3	10,162	9,340	8.8
Interest Income	583	2,701	-78.4	888	3,888	-77.2
Income Before Income Tax Expense	26,586	15,881	67.4	83,878	54,969	52.6

Income Tax Expense	10,852	8,716	24.5	33,769	23,059	46.4
Income Before Cum Effect of Acctg Change	15,734	7,165	119.6	50,109	31,910	57.0

Cumulative Effect of Accounting Change	0	0	0.0	114,669	0	0.0

Net Income (Loss)	$15,734	$7,165	119.6	$(64,560)	$31,910	-302.3
Earnings Per Share - Diluted *	$0.28	$0.13	115.4	$0.90 *	$0.58	55.2
Avg Shares Outstanding - Diluted	$56,616	$54,964	3.0	$55,782	$55,086	1.3

Percentage of Net Revenue:
Net Revenue	100.0%	100.0%		100.0%	100.0%
Cost of Net Revenue	79.9	78.4		79.0	78.6
Gross Profit	20.1	21.6		21.0	21.4

SG&A	8.5	12.1		10.0	11.8
Amortization of Intangibles	0.2	1.5		0.1	1.5
Income from Operations	11.4	8.0		10.9	8.1

Net Interest Expense	1.0	(0.2)		1.1	0.7

Income Before Income Tax Expense	10.4	8.2		9.8	7.4

Income Tax Expense	4.3	4.5		3.9	3.1
Net Income *	6.1%	3.7%		5.9%	4.3%

* Before the cumulative effect of accounting change related to goodwill

TETRA TECH, INC.

BALANCE SHEET INFORMATION

(in thousands, except share data)

	SEPTEMBER 28, 2003	SEPTEMBER 29, 2002
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$33,164	$46,345
Accounts Receivable - Net	167,717	137,354
Unbilled Receivables - Net	164,818	117,354
Contract Retentions	4,286	5,090
Prepaid Expenses and Other Current Assets	26,037	18,588
Income Taxes Receivable	20,825	20,683
Total Current Assets	416,847	345,414

PROPERTY AND EQUIPMENT:
Leasehold Improvements	10,123	8,217
Equipment, Furniture and Fixtures	84,133	76,756
Total	94,256	84,973
Accumulated Depreciation and Amortization	(53,469)	(44,847)
PROPERTY AND EQUIPMENT - NET	40,787	40,126

GOODWILL - NET	210,792	278,267

INTANGIBLE AND OTHER ASSETS - NET	25,054	8,173

TOTAL ASSETS	$693,480	$671,980

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts Payable	$93,265	$60,038
Accrued Compensation	46,743	34,228
Billings in Excess of Costs on Uncompleted Contracts	16,307	11,837
Other Current Liabilities	26,562	19,377
Deferred Income Taxes	28,992	18,638
Current Portion of Long-Term Obligations	11,597	1,559
Total Current Liabilities	223,466	145,677

LONG - TERM OBLIGATIONS	107,463	110,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS EQUITY:
Preferred Stock - Authorized, 2,000,000 Shares of $.01 Par Value; None Issued and Outstanding	—	—
Exchangeable Stock of a Subsidiary	13,239	13,239
Common stock - authorized, 85,000,000 shares of $.01 par value; issued and outstanding 54,089,704 and 53,273,227 shares at September 28, 2003 and September 29, 2002, respectively	541	533
Additional Paid-In Capital	216,908	207,505
Accumulated Other Comprehensive Loss	(387)	(1,784)
Retained Earnings	132,250	196,810
Total Stockholders’ Equity	362,551	416,303

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$693,480	$671,980

TETRA TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in thousands)

	Twelve Months Ended
	September 28, 2003	September 29, 2002
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(64,560)	$31,910

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Cumulative effect of accounting change	114,669	—
Depreciation and amortization	16,727	23,354
Deferred income taxes	9,435	19,997
Provision for losses on receivables	8,061	3,479
Loss on disposal of property and equipment	98	—

Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	3,695	22,020
Unbilled receivables	(30,710)	5,770
Contract retentions	2,827	146
Prepaid expenses and other assets	(4,633)	(3,721)
Accounts payable	2,013	4,919
Accrued compensation	6,438	(795)
Billings in excess of costs on uncompleted contracts	(472)	1,483
Other current liabilities	2,980	2,935
Income taxes receivable/payable	319	(16,286)
Net Cash Provided By Operating Activities	66,887	95,211

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(8,419)	(7,165)
Payments for business acquisitions, net of cash acquired	(87,233)	(45,079)
Proceeds on sale of property and equipment	1,456	—
Net Cash Used In Investing Activities	(94,196)	(52,244)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term obligations	(91,056)	(74,927)
Proceeds from borrowings under long-term obligations	97,000	56,000
Net proceeds from issuance of common stock	7,892	6,067
Net Cash Provided By (Used In) Financing Activities	13,836	(12,860)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	292	(2)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(13,181)	30,105
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	46,345	16,240

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$33,164	$46,345

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$10,009	$9,370
Income taxes, net of refunds received	$23,165	$17,667